PriceSmart Announces Third Quarter Results of Operations and June 2010 Sales

San Diego, CA (July 9, 2010) – PriceSmart, Inc. (NASDAQ: PSMT, www.pricesmart.com) today announced its results of operations for the third quarter of fiscal year 2010 which ended on May 31, 2010.

For the third quarter of fiscal year 2010, net warehouse sales increased 13.9% to $341.2 million from $299.6 million in the third quarter of fiscal year 2009.  Total revenue for the third quarter was $348.6 million compared to $306.5 million in the prior year.  The Company had 27 warehouse clubs in operation as of May 2010 compared to 26 warehouse clubs in 2009.

The Company recorded operating income in the quarter of $18.1 million, compared to operating income of $13.2 million in the prior year.  Net income was $12.0 million, or $0.40 per diluted share, in the third quarter of fiscal 2010 compared to $8.7 million, or $0.29 per diluted share, in the third quarter of fiscal 2009.

For the first nine months of fiscal year 2010, net warehouse club sales increased 8.9% to $1,008.8 million from $926.3 million in the first nine months of fiscal year 2009.  Total revenues for the first nine months of the fiscal year increased 8.8% to $1,030.2 million from $946.5 million in the same period of the prior year.  For the first nine months of fiscal year 2010, the Company recorded operating income of $54.7 million and net income of $36.1 million, or $1.21 per diluted share.  During the same nine month period in fiscal year 2009, the Company recorded operating income of $45.6 million and net income of $32.1 million, or $1.08 per diluted share.

The Company also announced that for the month of June 2010 net sales increased 19.0% to $113.9 million, from $95.7 million in June a year earlier.  For the ten months ended June 30, 2010, net sales increased 9.8% to $1,122.6 million from $1,022.0 million for the ten months ended June 30, 2009.  There were 27 warehouse clubs in operation at the end of June 2010 and 26 warehouse clubs in operation at the end of June 2009.

For the four weeks ended June 27, 2010, comparable warehouse sales for the warehouse clubs open at least 12 full months increased 14.5%, compared to the same four-week period last year.  For the forty-three week period ended June 27, 2010, comparable warehouse sales increased 6.4%, compared to the comparable forty-three week period a year ago.

About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Central America and the Caribbean, selling high quality merchandise at low prices to PriceSmart members. PriceSmart now operates 27 warehouse clubs in 11 countries and one U.S. territory (five in Costa Rica; four each in Panama and Trinidad; three in Guatemala, two each in Dominican Republic, El Salvador and Honduras; and one each in Aruba, Barbados, Jamaica, Nicaragua and the United States Virgin Islands).

This press release may contain forward-looking statements concerning the Company's anticipated future revenues and earnings, adequacy of future cash flow and related matters.  These forward-looking statements include, but are not limited to, statements containing the words “expect,” “believe,” “will,” “may,” “should,” “project,” “estimate,” “scheduled,” and like expressions, and the negative thereof.  These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the following risks: the Company’s financial performance is dependent on international operations which exposes the Company to various risks; any failure by the Company to manage its widely dispersed operations could adversely affect the Company’s business; the Company faces difficulties in the shipment of and inherent risks in the acquisition and importation of merchandise to its warehouse clubs; the Company is exposed to weather and other natural disaster risks associated with international operations; declines in the economies of the countries in which the Company operates its warehouse clubs would harm its business; a few of the Company's stockholders own nearly 40% of the Company's voting stock, which may make it difficult to complete some corporate transactions without their support and may impede a change in control; the loss of key personnel could harm the Company’s business; the Company is subject to volatility in foreign currency exchange; the Company faces the risk of exposure to product liability claims, a product recall and adverse publicity; a determination that the Company's long-lived or intangible assets have been impaired could adversely affect the Company's future results of operations and financial position; and the Company faces increased compliance risks associated with compliance with Section 404 of the Sarbanes-Oxley Act of 2002; as well as the other risks detailed in the Company's SEC reports, including the Company's Annual Report on Form 10-K filed pursuant to the Securities Exchange Act of 1934 on November 9, 2009.  We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.

For further information, please contact Robert E. Price, Principal Executive Officer (858) 551-2336; or John M. Heffner, Executive Vice President and Principal Financial Officer (858) 404-8826.

PRICESMART, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED—AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended		Nine Months Ended
	May 31,		May 31,
	2010	2009	2010	2009
Revenues:
Net warehouse club sales	$341,215	$299,571	$1,008,760	$926,329
Export sales	868	1,038	2,461	2,779
Membership income	5,056	4,518	14,532	13,268
Other income	1,477	1,417	4,404	4,169
Total revenues	348,616	306,544	1,030,157	946,545
Operating expenses:
Cost of goods sold:
Net warehouse club	288,289	255,854	854,873	790,273
Export	825	968	2,314	2,629
Selling, general and administrative:
Warehouse club operations	31,834	28,197	92,109	84,025
General and administrative	8,752	7,989	24,987	23,341
Pre-opening expenses	840	344	1,126	443
Asset impairment and closure costs (income)	—	(48)	—	216
Total operating expenses	330,540	293,304	975,409	900,927
Operating income	18,076	13,240	54,748	45,618
Other income (expense):
Interest income	122	76	460	317
Interest expense	(595)	(685)	(1,859)	(1,875)
Other income (expense), net	(240)	26	(247)	(36)
Total other expense	(713)	(583)	(1,646)	(1,594)
Income from continuing operations before provision for income taxes and loss of unconsolidated affiliates	17,363	12,657	53,102	44,024
Provision for income taxes	(5,309)	(3,960)	(16,901)	(11,697)
Loss of unconsolidated affiliates	(6)	(8)	(11)	(20)
Income from continuing operations	12,048	8,689	36,190	32,307
Income (loss) from discontinued operations, net of tax	(4)	55	40	(27)
Net income	12,044	8,744	36,230	32,280
Net loss attributable to noncontrolling interest	(20)	(61)	(132)	(211)
Net income attributable to PriceSmart	$12,024	$8,683	$36,098	$32,069

Net income attributable to PriceSmart:
Income from continuing operations	12,028	8,628	36,058	32,096
Income (loss) from discontinued operations, net of tax	(4)	55	40	(27)
	$12,024	$8,683	$36,098	$32,069
Net income per share attributable to PriceSmart and available for distribution:
Basic net income per share from continuing operations	$0.40	$0.29	$1.21	$1.09
Basic net income (loss) per share from discontinued operations, net of tax	$0.00	$0.00	$0.00	$0.00
Basic net income per share	$0.40	$0.29	$1.21	$1.09

Diluted net income per share from continuing operations	$0.40	$0.29	$1.21	$1.08
Diluted net income (loss) per share from discontinued operations, net of tax	$0.00	$0.00	$0.00	$0.00
Diluted net income per share	$0.40	$0.29	$1.21	$1.08
Shares used in per share computations:
Basic	29,336	29,010	29,221	28,929
Diluted	29,345	29,108	29,253	29,032
Dividends per share	$0.00	$0.00	$0.50	$0.50

PRICESMART, INC.
CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)
	N
	May 31, 2010 (Unaudited)	August 31, 2009
ASSETS
Current Assets:
Cash and cash equivalents	$55,091	$44,193
Short-term restricted cash	1,200	10
Receivables, net of allowance for doubtful accounts of $6 and $10 as of May 31, 2010 and August 31, 2009, respectively	2,572	2,187
Merchandise inventories	133,059	115,841
Deferred tax assets – current	3,219	2,618
Prepaid expenses and other current assets	18,337	19,033
Assets of discontinued operations	980	900
Total current assets	214,458	184,782
Long-term restricted cash	5,665	732
Property and equipment, net	259,619	231,798
Goodwill	37,533	37,538
Deferred tax assets – long term	18,019	20,938
Other assets	4,195	3,927
Investment in unconsolidated affiliates	8,096	7,658
Total Assets	$547,585	$487,373
LIABILITIES AND EQUITY
Current Liabilities:
Short-term borrowings	$3,618	$2,303
Accounts payable	113,494	101,412
Accrued salaries and benefits	9,637	8,831
Deferred membership income	9,433	8,340
Income taxes payable	6,199	5,942
Other accrued expenses	11,057	10,022
Dividends payable	7,429	—
Long-term debt, current portion	7,222	4,590
Deferred tax liability – current	183	189
Liabilities of discontinued operations	117	299
Total current liabilities	168,389	141,928
Deferred tax liability – long-term	1,088	1,026
Long-term portion of deferred rent	3,005	2,673
Long-term income taxes payable, net of current portion	3,303	3,458
Long-term debt, net of current portion	50,151	37,120
Total liabilities	225,936	186,205
Equity:
Common stock, $0.0001 par value, 45,000,000 shares authorized; 30,580,686 and 30,337,109 shares issued and 29,855,630 and 29,681,031 shares outstanding (net of treasury shares) as of May 31, 2010 and August 31, 2009, respectively.	3	3
Additional paid-in capital	378,381	377,210
Tax benefit from stock-based compensation	4,501	4,547
Accumulated other comprehensive loss	(16,952)	(17,230)
Accumulated deficit	(28,762)	(49,998)
Less: treasury stock at cost; 725,056 and 656,078 shares as of May 31, 2010 and August 31, 2009, respectively.	(15,522)	(14,134)
Total PriceSmart stockholders’ equity	321,649	300,398
Noncontrolling interest	—	770
Total equity	321,649	301,168
Total Liabilities and Equity	$547,585	$487,373